EXHIBIT 23.11


           CONSENTS OF GOLDSTEIN LEWIN & CO., INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement (Form S-8) pertaining to the ECI Telecom Ltd. Employee Share Incentive Plan 2002 of our report dated January 26, 2002 relating to the financial statements of ECI Telecom NGTS, Inc. and subsidiary (not presented separately in the Registration Statement) in connection with the financial statements incorporated by reference in ECI Telecom Ltd.'s annual report on Form 20-F for the year ended December 31, 2001, filed with the Securities and Exchange Commission on June 28, 2002.

                              /s/ Goldstein Lewin & Co.
                              GOLDSTEIN LEWIN & CO.

Boca Raton, Florida
February 28, 2003


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We hereby consent to the use in this Registration Statement (Form S-8)
pertaining to the ECI Telecom Ltd. Employee Share Incentive Plan 2002 of our report dated January 29, 2002, relating to the financial statements of ECI Telecom, Inc. and subsidiary (not presented separately in the Registration Statement) and Form 20-F), in connection with the financial statements incorporated by reference in ECI Telecom Ltd.'s annual report on Form 20-F for the year ended December 31, 2001, filed with the Securities and Exchange Commission on June 28, 2002.

                              /s/ Goldstein Lewin & Co.
                              GOLDSTEIN LEWIN & CO.

Boca Raton, Florida
February 28, 2003